                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 5, 2001


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          1-5759                                       65-0949535
(Commission File Number)                  (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                33131
(Address of principal executive offices)                           (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

         On July 5, 2001, Vector Group Ltd. completed the sale of $150 million of its 6.25% Convertible Subordinated Notes due 2008 through a private offering to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. The initial purchaser also has an option to purchase an additional $22.5 million of notes to cover over-allotments. The notes will accrue interest at 6.25% per annum and will be convertible into Vector common stock, at the option of the holder, at an initial conversion price of $36.531 per share.

         The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1 Indenture, dated as of July 5, 2001, between Vector Group Ltd. and U.S. Bank Trust National Association, as Trustee, relating to the 6.25% Convertible Subordinated Notes due 2008 (the "Notes"), including the form of Note.

10.2 Registration Rights Agreement, dated as of July 5, 2001, by and between Vector Group Ltd. and Jefferies & Company, Inc.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VECTOR GROUP LTD.

                           By: /s/ JOSELYNN D. VAN SICLEN
                               ------------------------------------------
                               Joselynn D. Van Siclen
                               Vice President and Chief Financial Officer

Date:  July 16, 2001




                                       3